Exhibit 99.1

Strategic Education, Inc. Reports Second Quarter 2022 Results

HERNDON, Va.--(BUSINESS WIRE)--July 27, 2022--Strategic Education, Inc. (Strategic Education) (NASDAQ: STRA) today announced financial results for the period ended June 30, 2022.

“During our second quarter of 2022, demand continued to strengthen in the U.S. within both our U.S. Higher Education and Education Technology Services segments,” said Karl McDonnell, Chief Executive Officer of Strategic Education. “We remain confident in a return to growth within the Australia/New Zealand segment once international student immigration challenges ease in the region.”

STRATEGIC EDUCATION CONSOLIDATED RESULTS

Three Months Ended June 30

  Revenue decreased 8.6% to $273.6 million compared to $299.2 million for the same period in 2021. Adjusted revenue, which is a non-GAAP financial measure, decreased 9.0% to $273.6 million compared to $300.6 million for the same period in 2021. [Adjusted results for 2021 exclude an adjustment for foreign currency exchange impacts and are therefore not directly comparable to adjusted results previously reported for the three months ended June 30, 2021.] For more details on non-GAAP financial measures, refer to the information in the Non-GAAP Financial Measures section of this press release.

  Income from operations was $21.9 million or 8.0% of revenue, compared to $26.7 million or 8.9% of revenue for the same period in 2021. Adjusted income from operations, which is a non-GAAP financial measure, was $29.5 million compared to $54.3 million for the same period in 2021. The adjusted operating income margin, which is a non-GAAP financial measure, was 10.8% compared to 18.1% for the same period in 2021.

  Net income was $15.2 million compared to $20.0 million for the same period in 2021. Adjusted net income, which is a non-GAAP financial measure, was $20.5 million compared to $37.8 million for the same period in 2021.

  Adjusted EBITDA, which is a non-GAAP financial measure, was $47.9 million compared to $72.4 million for the same period in 2021.

  Diluted earnings per share was $0.63 compared to $0.83 for the same period in 2021. Adjusted diluted earnings per share, which is a non-GAAP financial measure, decreased to $0.85 from $1.57 for the same period in 2021. Adjusted diluted earnings per share on a constant currency basis, which is a non-GAAP financial measure, was $0.87. Diluted weighted average shares outstanding decreased to 24,063,000 from 24,126,000 for the same period in 2021.

U.S. Higher Education Segment Highlights

  The U.S. Higher Education segment (USHE) is comprised of Strayer University and Capella University.

  For the second quarter, student enrollment within USHE decreased 8.6% to 76,728 compared to 83,923 for the same period in 2021.

  For the second quarter, FlexPath enrollment was 19% of USHE enrollment compared to 18% for the same period in 2021.

  Revenue decreased 10.5% to $190.0 million in the second quarter of 2022 compared to $212.2 million for the same period in 2021, driven by lower second quarter enrollment and lower revenue-per-student.

  Income from operations decreased to $11.9 million in the second quarter of 2022 from $32.1 million for the same period in 2021. The operating income margin was 6.2%, compared to 15.1% for the same period in 2021.

Education Technology Services Segment Highlights

  The Education Technology Services segment (ETS) is comprised primarily of Employer Solutions, Sophia Learning, and Workforce Edge.

  For the second quarter, employer affiliated enrollment was 24.6% of USHE enrollment compared to 20.5% for the same period in 2021.

  As of June 30, 2022, Workforce Edge had a total of 45 corporate agreements, collectively employing approximately 1,040,000 employees.

  Revenue increased 23.9% to $16.0 million in the second quarter of 2022 compared to $12.9 million for the same period in 2021, driven by growth in Sophia Learning subscriptions and employer affiliated enrollment.

  Income from operations increased to $5.3 million in the second quarter of 2022 from $5.2 million for the same period in 2021. The operating income margin was 33.1%, compared to 40.1% for the same period in 2021.

Australia/New Zealand Segment Highlights

  The Australia/New Zealand segment (ANZ) is comprised of Torrens University, Think Education, and Media Design School.

  For the second quarter, student enrollment within ANZ increased 0.2% to 18,834 compared to 18,800 for the same period in 2021.

  Revenue decreased 8.8% to $67.5 million in the second quarter of 2022 compared to $74.1 million for the same period in 2021. Adjusted revenue, which is a non-GAAP financial measure, decreased 10.5% to $67.5 million compared to $75.5 million for the same period in 2021.

  Income from operations was $12.3 million or 18.2% of revenue, compared to $15.6 million or 21.1% of revenue for the same period in 2021. Adjusted income from operations, which is a non-GAAP financial measure, was $12.3 million compared to $17.0 million for the same period in 2021. The adjusted operating income margin, which is a non-GAAP financial measure, was 18.2% compared to 22.6% for the same period in 2021.

Balance Sheet and Cash Flow

At June 30, 2022, Strategic Education had cash, cash equivalents, and marketable securities of $289.7 million, and $141.4 million outstanding under its revolving credit facility. For the first six months of 2022, cash provided by operations was $80.7 million compared to $125.8 million for the same period in 2021. Capital expenditures for the first six months of 2022 were $22.7 million compared to $23.1 million for the same period in 2021. Capital expenditures for 2022 are expected to be approximately $50 million.

For the second quarter of 2022, consolidated bad debt expense as a percentage of revenue was 3.2%, compared to 3.3% of revenue for the same period in 2021.

COMMON STOCK CASH DIVIDEND

Strategic Education announced today that it declared a regular, quarterly cash dividend of $0.60 per share of common stock. This dividend will be paid on September 12, 2022 to shareholders of record as of September 2, 2022.

CONFERENCE CALL WITH MANAGEMENT

Strategic Education will host a conference call to discuss its second quarter 2022 results at 10:00 a.m. (ET) today. This call will be available via webcast. To access the live webcast of the conference call, please go to www.strategiceducation.com in the Investor Relations section 15 minutes prior to the start time of the call to register. An earnings release presentation will also be posted to www.strategiceducation.com in the Investor Relations section. Following the call, the webcast will be archived and available at www.strategiceducation.com in the Investor Relations section. To participate in the live call, investors should register here prior to the call to receive dial-in information and a PIN.

About Strategic Education, Inc.

Strategic Education, Inc. (NASDAQ: STRA) (www.strategiceducation.com) is dedicated to helping advance economic mobility through higher education. We primarily serve working adult students globally through our core focus areas: 1) U.S. Higher Education, including Strayer University and Capella University, each institutionally accredited, and collectively offer flexible and affordable associate, bachelor’s, master’s, and doctoral programs including the Jack Welch Management Institute at Strayer University, and non-degree web and mobile application development courses through Strayer University’s Hackbright Academy and Devmountain; 2) Education Technology Services, developing and maintaining relationships with employers to build education benefits programs providing employees access to affordable and industry-relevant training, certificate, and degree programs, including through Workforce Edge, a full-service education benefits administration solution for employers, and Sophia Learning, enabling education benefits programs through low-cost online general education-level courses that are ACE-recommended for college credit; and 3) Australia/New Zealand, comprised of Torrens University, Think Education, and Media Design School that collectively offer certificate and degree programs in Australia and New Zealand. This portfolio of high quality, innovative, relevant, and affordable programs and institutions helps our students prepare for success in today’s workforce and find a path to bettering their lives.

Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as “expect,” “estimate,” “assume,” “believe,” “anticipate,” “may,” “will,” “forecast,” “outlook,” “plan,” “project,” “potential” and other similar words, and include all statements that are not historical facts, including with respect to, among other things, the future financial performance and growth opportunities of Strategic Education; Strategic Education’s plans, strategies and prospects; and future events and expectations. The statements are based on Strategic Education’s current expectations and are subject to a number of assumptions, uncertainties and risks, including but not limited to:

  the pace of student enrollment;
  Strategic Education’s continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as other federal laws and regulations, institutional accreditation standards and state regulatory requirements;
  rulemaking and other action by the Department of Education, including without limitation action related to borrower defense to repayment applications, and increased focus by the U.S. Congress on for-profit education institutions;
  competitive factors;
  risks associated with the further spread of COVID-19, including the ultimate impact of COVID-19 on people and economies;
  the impact of regulatory measures or voluntary actions that may be put in place to limit the spread of COVID-19, including restrictions on business operations or social distancing requirements;
  risks associated with the opening of new campuses;
  risks associated with the offering of new educational programs and adapting to other changes;
  risks associated with the acquisition of existing educational institutions, including Strategic Education’s acquisition of Torrens University and associated assets in Australia and New Zealand;
  the risk that the benefits of the acquisition of Torrens University and associated assets in Australia and New Zealand may not be fully realized or may take longer to realize than expected;
  the risk that the acquisition of Torrens University and associated assets in Australia and New Zealand may not advance Strategic Education’s business strategy and growth strategy;
  risks relating to the timing of regulatory approvals;
  Strategic Education’s ability to implement its growth strategy;
  the risk that the combined company may experience difficulty integrating employees or operations;
  risks associated with the ability of Strategic Education’s students to finance their education in a timely manner;
  general economic and market conditions; and
  additional factors described in Strategic Education’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Many of these risks, uncertainties and assumptions are beyond Strategic Education’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, these forward-looking statements speak only as of the information currently available to Strategic Education on the date they are made, and Strategic Education undertakes no obligation to update or revise forward-looking statements, except as required by law. Actual results may differ materially from those projected in the forward-looking statements.

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	For the three months ended June 30,		For the six months ended June 30,
	2021	2022	2021	2022
Revenues	$299,173	$273,564	$589,509	$532,419
Costs and expenses:
Instructional and support costs	152,938	147,368	305,743	291,992
General and administration	93,395	96,722	180,240	191,506
Amortization of intangible assets	19,392	3,694	38,799	7,432
Merger and integration costs	1,937	254	2,949	664
Restructuring costs	4,811	3,661	23,078	5,519
Total costs and expenses	272,473	251,699	550,809	497,113
Income from operations	26,700	21,865	38,700	35,306
Other income (expense)	757	300	2,924	(871)
Income before income taxes	27,457	22,165	41,624	34,435
Provision for income taxes	7,481	6,945	12,071	12,186
Net income	$19,976	$15,220	$29,553	$22,249
Earnings per share:
Basic	$0.83	$0.64	$1.23	$0.93
Diluted	$0.83	$0.63	$1.22	$0.92
Weighted average shares outstanding:
Basic	23,975	23,796	23,974	23,872
Diluted	24,126	24,063	24,139	24,089

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31, 2021	June 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$268,918	$262,941
Marketable securities	6,501	8,854
Tuition receivable, net	51,277	75,937
Income taxes receivable	313	—
Other current assets	40,777	48,092
Total current assets	367,786	395,824
Property and equipment, net	150,589	141,736
Right-of-use lease assets	149,587	132,961
Marketable securities, non-current	23,377	17,939
Intangible assets, net	276,380	266,078
Goodwill	1,285,864	1,256,428
Other assets	52,297	49,295
Total assets	$2,305,880	$2,260,261

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$95,518	$85,210
Income taxes payable	—	4,379
Contract liabilities	73,232	121,035
Lease liabilities	27,005	25,009
Total current liabilities	195,755	235,633
Long-term debt	141,630	141,437
Deferred income tax liabilities	44,595	38,614
Lease liabilities, non-current	162,821	145,841
Other long-term liabilities	47,089	46,815
Total liabilities	591,890	608,340
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.01; 32,000,000 shares authorized; 24,592,098 and 24,637,268 shares issued and outstanding at December 31, 2021 and June 30, 2022, respectively	246	246
Additional paid-in capital	1,529,969	1,513,509
Accumulated other comprehensive income (loss)	9,203	(28,009)
Retained earnings	174,572	166,175
Total stockholders’ equity	1,713,990	1,651,921
Total liabilities and stockholders’ equity	$2,305,880	$2,260,261

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the six months ended June 30,
	2021	2022
Cash flows from operating activities:
Net income	$29,553	$22,249
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred financing costs	276	276
Amortization of investment discount/premium	40	28
Depreciation and amortization	66,624	33,436
Deferred income taxes	(10,499)	(4,909)
Stock-based compensation	8,068	10,597
Impairment of right-of-use lease assets	17,015	1,121
Changes in assets and liabilities:
Tuition receivable, net	(28,947)	(25,162)
Other assets	(9,308)	(2,354)
Accounts payable and accrued expenses	(7,835)	(8,113)
Income taxes payable and income taxes receivable	5,444	4,913
Contract liabilities	58,937	51,901
Other liabilities	(3,537)	(3,307)
Net cash provided by operating activities	125,831	80,676

Cash flows from investing activities:
Purchases of property and equipment	(23,138)	(22,688)
Proceeds from marketable securities	5,595	2,100
Other investments	(262)	(223)
Net cash used in investing activities	(17,805)	(20,811)

Cash flows from financing activities:
Common dividends paid	(29,549)	(29,886)
Net payments for stock awards	(2,283)	(2,881)
Repurchase of common stock	(2,904)	(24,972)
Net cash used in financing activities	(34,736)	(57,739)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1,396)	(4,981)
Net increase (decrease) in cash, cash equivalents, and restricted cash	71,894	(2,855)
Cash, cash equivalents, and restricted cash — beginning of period	202,020	279,212
Cash, cash equivalents, and restricted cash — end of period	$273,914	$276,357

STRATEGIC EDUCATION, INC.
UNAUDITED SEGMENT REPORTING
(in thousands)

	For the three months ended June 30,		For the six months ended June 30,
	2021	2022	2021	2022
Revenues:
U.S. Higher Education	$212,207	$190,026	$438,754	$385,792
Australia/New Zealand	74,060	67,543	125,325	116,055
Education Technology Services	12,906	15,995	25,430	30,572
Consolidated revenues	$299,173	$273,564	$589,509	$532,419
Income from operations:
U.S. Higher Education	$32,059	$11,851	$79,813	$27,334
Australia/New Zealand	15,601	12,321	12,652	11,572
Education Technology Services	5,180	5,302	11,061	10,015
Amortization of intangible assets	(19,392)	(3,694)	(38,799)	(7,432)
Merger and integration costs	(1,937)	(254)	(2,949)	(664)
Restructuring costs	(4,811)	(3,661)	(23,078)	(5,519)
Consolidated income from operations	$26,700	$21,865	$38,700	$35,306

Non-GAAP Financial Measures

In our press release and schedules, we report certain financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America ("GAAP"). We discuss management's reasons for reporting these non-GAAP measures below, and the press release schedules that follow reconcile the most directly comparable GAAP measure to each non-GAAP measure that we reference. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, total costs and expenses, income from operations, operating margin, income before income taxes, net income, earnings per share or any other comparable financial measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Management uses certain non-GAAP measures to evaluate financial performance because those non-GAAP measures allow for period-over-period comparisons of the Company’s ongoing operations before the impact of certain items described below. Management believes this information is useful to investors to compare the Company’s results of operations period-over-period. These measures are Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), Adjusted EBITDA and Adjusted Diluted Earnings Per Share (EPS). We define Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, and Adjusted Diluted EPS to exclude (1) a purchase accounting adjustment to record acquired contract liabilities at fair value as a result of the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, and amortization and depreciation expense related to intangible assets and software assets associated with the Company’s merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, (2) integration expenses associated with the Company's merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, (3) severance costs and right-of-use lease asset impairment charges associated with the Company’s restructuring, (4) income/loss recognized from the Company’s investments in partnership interests and other investments, and (5) discrete tax adjustments utilizing adjusted effective income tax rates of 29.5% and 30.0% for the three months ended June 30, 2021 and 2022, respectively. To illustrate currency impacts to operating results, Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, and Adjusted Diluted EPS for the three months ended June 30, 2022 are also presented on a constant currency basis utilizing an exchange rate of 0.77 Australian Dollars to U.S. Dollars, which was the average exchange rate for the same period in 2021. We define EBITDA as net income before other income, the provision for income taxes, depreciation and amortization, and from this amount in arriving at Adjusted EBITDA we also exclude stock-based compensation expense, amortization expense associated with deferred implementation costs incurred in cloud computing arrangements, a purchase accounting adjustment to record acquired contract liabilities at fair value, and the amounts in (2) and (3) above. These non-GAAP measures are reconciled to the most directly comparable GAAP measures in the sections that follow. Non-GAAP measures should not be viewed as substitutes for GAAP measures.

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED REVENUE, ADJUSTED TOTAL COSTS AND EXPENSES, ADJUSTED INCOME FROM
OPERATIONS, ADJUSTED INCOME BEFORE INCOME TAXES, ADJUSTED NET INCOME, AND ADJUSTED
EPS
(in thousands, except per share data)

		For the three months ended June 30, 2021 Non-GAAP Adjustments
	As Reported (GAAP)	Purchase accounting adjustments(1)	Merger and integration costs(2)	Restructuring costs(3)	Income from other investments(4)	Tax adjustments(5)	As Adjusted (Non-GAAP)
Revenues	$299,173	$1,423	$—	$—	$—	$—	$300,596
Total costs and expenses	$272,473	$(19,392)	$(1,937)	$(4,811)	$—	$—	$246,333
Income from operations	$26,700	$20,815	$1,937	$4,811	$—	$—	$54,263
Operating margin	8.9%						18.1%
Income before income taxes	$27,457	$20,815	$1,937	$4,811	$(1,398)	$—	$53,622
Net income	$19,976	$20,815	$1,937	$4,811	$(1,398)	$(8,312)	$37,829

Earnings per share:
Diluted	$0.83						$1.57
Weighted average shares outstanding:
Diluted	24,126						24,126

		For the three months ended June 30, 2022 Non-GAAP Adjustments
	As Reported (GAAP)	Purchase accounting adjustments(1)	Merger and integration costs(2)	Restructuring costs(3)	Income from other investments(4)	Tax adjustments(5)	As Adjusted (Non-GAAP)
Revenues	$273,564	$—	$—	$—	$—	$—	$273,564
Total costs and expenses	$251,699	$(3,694)	$(254)	$(3,661)	$—	$—	$244,090
Income from operations	$21,865	$3,694	$254	$3,661	$—	$—	$29,474
Operating margin	8.0%						10.8%
Income before income taxes	$22,165	$3,694	$254	$3,661	$(526)	$—	$29,248
Net income	$15,220	$3,694	$254	$3,661	$(526)	$(1,829)	$20,474

Earnings per share:
Diluted	$0.63						$0.85
Weighted average shares outstanding:
Diluted	24,063						24,063
(1)

Reflects a purchase accounting adjustment to record acquired contract liabilities at fair value as a result of the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, and amortization and depreciation expense of intangible assets and software assets acquired through the Company’s merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand.

(2)

Reflects integration expenses associated with the Company's merger with Capella Education Company and the Company's acquisition of Torrens University and associated assets in Australia and New Zealand.

(3)	Reflects severance costs and right-of-use lease asset impairment charges associated with the Company’s restructuring.
(4)	Reflects income/loss recognized from the Company's investments in partnership interests and other investments.
(5)

Reflects tax impacts of the adjustments described above and discrete tax adjustments related to stock-based compensation and other adjustments, utilizing adjusted effective income tax rates of 29.5% and 30.0% for the three months ended June 30, 2021 and 2022, respectively.

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Q2 2022 AS ADJUSTED WITH CONSTANT CURRENCY
(in thousands, except per share data)

	As Adjusted (Non-GAAP)	Constant currency adjustment(1)	As Adjusted with Constant Currency (Non-GAAP)
Revenues	$273,564	$4,839	$278,403
Total costs and expenses	$244,090	$4,065	$248,155
Income from operations	$29,474	$774	$30,248
Operating margin	10.8%		10.9%
Income before income taxes	$29,248	$770	$30,018
Net income	$20,474	$548	$21,022

Earnings per share:
Diluted	$0.85		$0.87

Weighted average shares outstanding:
Diluted	24,063		24,063
(1)

Reflects an adjustment to translate foreign currency results for the three months ended June 30, 2022 at a constant exchange rate of 0.77 Australian Dollars to U.S. Dollars, which was the average exchange rate for the same period in 2021.

STRATEGIC EDUCATION, INC.
UNAUDITED NON-GAAP SEGMENT REPORTING
(in thousands)

	For the three months ended June 30,		For the six months ended June 30,
	2021	2022	2021	2022
Revenues:
U.S. Higher Education	$212,207	$190,026	$438,754	$385,792
Australia/New Zealand	74,060	67,543	125,325	116,055
Education Technology Services	12,906	15,995	25,430	30,572
Consolidated revenues	299,173	273,564	589,509	532,419

Adjustments to consolidated revenues:
U.S. Higher Education	—	—	—	—
Australia/New Zealand(1)	1,423	—	3,646	—
Education Technology Services	—	—	—	—
Total adjustments to consolidated revenues	1,423	—	3,646	—

Adjusted revenues by segment:
U.S. Higher Education	212,207	190,026	438,754	385,792
Australia/New Zealand	75,483	67,543	128,971	116,055
Education Technology Services	12,906	15,995	25,430	30,572
Adjusted consolidated revenues	$300,596	$273,564	$593,155	$532,419

Income from operations:
U.S. Higher Education	$32,059	$11,851	$79,813	$27,334
Australia/New Zealand	15,601	12,321	12,652	11,572
Education Technology Services	5,180	5,302	11,061	10,015
Amortization of intangible assets	(19,392)	(3,694)	(38,799)	(7,432)
Merger and integration costs	(1,937)	(254)	(2,949)	(664)
Restructuring costs	(4,811)	(3,661)	(23,078)	(5,519)
Consolidated income from operations	26,700	21,865	38,700	35,306

Adjustments to consolidated income from operations:
Australia/New Zealand(1)	1,423	—	3,646	—
Amortization of intangible assets	19,392	3,694	38,799	7,432
Merger and integration costs	1,937	254	2,949	664
Restructuring costs	4,811	3,661	23,078	5,519
Total adjustments to consolidated income from operations	27,563	7,609	68,472	13,615

Adjusted income from operations by segment:
U.S. Higher Education	32,059	11,851	79,813	27,334
Australia/New Zealand	17,024	12,321	16,298	11,572
Education Technology Services	5,180	5,302	11,061	10,015
Total adjusted income from operations	$54,263	$29,474	$107,172	$48,921
(1)

Adjustments to the Australia/New Zealand segment revenue and income from operations for the three and six months ended June 30, 2021, include a purchase accounting adjustment of $1.4 million and $3.6 million, respectively, to record acquired contract liabilities at fair value as a result of the Company's acquisition of Torrens University and associated assets in Australia and New Zealand.

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA
(in thousands)

	For the three months ended June 30,
	2021	2022
Net income	$19,976	$15,220
Provision for income taxes	7,481	6,945
Other income	(757)	(300)
Depreciation and amortization	32,053	17,164
EBITDA (1)	58,753	39,029
Stock-based compensation	4,649	5,529
Merger and integration costs (2)	1,937	254
Restructuring costs (3)	4,811	1,518
Cloud computing amortization (4)	841	1,606
Contract liability adjustment (5)	1,423	—
Adjusted EBITDA (1)	$72,414	$47,936
(1)

Denotes non-GAAP financial measures. Please see the information in the Non-GAAP Financial Measures section of this press release for more detail regarding these adjustments and management’s reasons for providing this information.

(2)	Reflects integration charges associated with the Company's merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand.
(3)

Reflects severance costs and right-of-use lease asset impairment charges associated with the Company’s restructuring. Excludes $2.1 million of depreciation and amortization for the three months ended June 30, 2022. Includes $0.5 million of stock-based compensation benefit related to forfeitures of stock-based awards for the three months ended June 30, 2021.

(4)	Reflects amortization expense associated with deferred implementation costs incurred in cloud computing arrangements.
(5)

Reflects a purchase accounting adjustment to record acquired contract liabilities at fair value as a result of the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand.

Contacts

Terese Wilke
Director of Investor Relations
Strategic Education, Inc.
(612) 977-6331
terese.wilke@strategiced.com